EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company’s previously filed Registration Statement files No. 33-68894, 33-80480, 33-93756, 33-08507 and 333-59677.

Arthur Andersen LLP

Minneapolis, Minnesota,
March 29, 2001